Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the statement on Form 10K of No Show Inc, of our report dated October 22, 2009 on our audit of the financial statements of No Show Inc as of July 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years ended July 31, 2009 and 2008 and since inception on August 23, 2005 through July 31, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    October 27, 2009


           Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
              50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                 Phone: (888)727-8251 Fax: (888)782-2351

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